February 25, 2013

Management's Report on Assessment of 2012 Compliance by Pentalpha Surveillance, LLC
With Regulation AB Servicing Criteria

Pentalpha Surveillance, LLC (the Asserting Party) is responsible for assessing its compliance, as of and for the period ended December 31, 2012, with the servicing criteria set forth in Title 17,
Section 229.1122(d) of the Code of Federal Regulations.
The assessment concerns the Asserting Party's servicing efforts for its servicing "Platform,"
which consists of its servicing activities encompassed by contractual obligations to perform
Regulation AB reporting. (See Exhibit A for a list of the Asserting Party's Platform of required reporting by the servicing agreements.)
The Asserting Party has assessed its compliance with the applicable servicing criteria as of and for the year ended December 31, 2012. The Asserting Party used the criteria in paragraph (d) of
Section 1122 of Regulation AB (17 C.F.R. 229.1122) to assess its compliance.
Based on such assessment, the Asserting Party believes that, as of and for the year ended
December 31, 2012, the Asserting Party has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB relating to its operational advisor role in the servicing of the Platform, except for servicing criteria 1122(d)(1)(i-iv), 1122(d)(2)(i-vii),
1122(d)(3)(ii-iv), 1122(d)(4)(i-vi) and 1122(d)(4)(viii-xv), which the Asserting Party has determined as being inapplicable to the activities it performs with respect to the Platform being serviced (the "applicable servicing criteria").
McGladrey LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the applicable servicing criteria for the reporting period as set forth in this assertion.

Regulation AB Section 229.1122(d) Servicing Criteria

Regulation AB Reference
Servicing Criterion
1122(d)(1)(i)
Policies and procedures are instituted to monitor any
performance or other triggers and events of default in
accordance with the transaction agreements.
Applicability/Compliance:
Not applicable.
1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
Applicability/Compliance:
Not applicable.
1122(d)(1)(iii)
Any requirements in the transaction agreements to maintain a backup servicer for the mortgage loans are maintained.
Applicability/Compliance:
Not applicable.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by
and otherwise in accordance with the terms of the transaction agreements.
Applicability/Compliance:
Not applicable.
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate
custodial bank accounts and related bank clearing accounts
within no more than two business days of receipt, or such
other number of days specified in the transaction agreements.
Applicability/Compliance:
Not applicable.
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
Applicability/Compliance:
Not applicable.

Regulation AB Reference
Servicing Criterion
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash
flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as
specified in the transaction documents.
Applicability/Compliance:
Not applicable.

Regulation AB Reference
Servicing Criterion
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Applicability/Compliance:
Not applicable.
1122(d)(2)(v)
Each custodial account is maintained at a federally insured
depository institution as set forth in the transaction
agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial
institution means a foreign financial institution that meets the requirements of 240.13k-1(b)(1) of this chapter.
Applicability/Compliance:
Not applicable.
1122(d)(2)(vi)
Unissued checks were safeguarded so as to prevent
unauthorized access.
Applicability/Compliance:
Not applicable.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-
backed, securities-related bank accounts, including custodial accounts and related bank clearing accounts. These
reconciliations: (A) are mathematically accurate; (B) are
prepared within 30 calendar days after the bank statement
cutoff date, or such other number of days specified in the
transaction agreements; (C) are reviewed and approved by
someone other than the person who prepared the
reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within
90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Applicability/Compliance:
Not applicable.
1122(d)(3)(i)(A)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports are prepared in
accordance with time frames and other terms set forth in the

Regulation AB Reference
Servicing Criterion
transaction agreements.
Applicability/Compliance:
Applicable.
1122(d)(3)(i)(B)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports provide information calculated in accordance with the terms specified in the
transaction agreements.
Applicability/Compliance:
Applicable.

Regulation AB Reference
Servicing Criterion
1122(d)(3)(i)(C)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports are filed with the
Commission as required by its rules and regulations.
Applicability/Compliance:
Applicable.
1122(d)(3)(i)(D)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports agree with investors or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the servicer.
Applicability/Compliance:
Applicable.
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in
accordance with time frames, distribution priority and other terms set forth in the transaction agreements.
Applicability/Compliance:
Not applicable.
1122(d)(3)(iii)
Disbursements made to an investor are posted within two
business days to the servicer's investor records, or such other number of days specified in the transaction agreements.
Applicability/Compliance:
Not applicable.
1122(d)(3)(iv)
Amounts remitted to investors per the investor reports agree with canceled checks, or other form of payment, or custodial bank statements.
Applicability/Compliance:
Not applicable.
1122(d)(4)(i)
Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset
documents.
Applicability/Compliance:
Not applicable.

Regulation AB Reference
Servicing Criterion
1122(d)(4)(ii)
Pool assets and related documents are safeguarded as
required by the transaction agreements.
Applicability/Compliance:
Not applicable.

Regulation AB Reference
Servicing Criterion
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
conditions or requirements in the transaction agreements.
Applicability/Compliance:
Not applicable.
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in
accordance with the related pool asset documents are posted
to the applicable servicer's obligor records maintained no
more than two business days after receipt, or such other
number of days specified in the transaction agreements, and
allocated to principal, interest or other items (e g., escrow) in accordance with the related pool asset documents.
Applicability/Compliance:
Not applicable.
1122(d)(4)(v)
The servicer's records regarding the pool assets agree with
the servicer's records with respect to an obligor's unpaid
principal balance.
Applicability/Compliance:
Not applicable.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's
pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
accordance with the transaction agreements and related pool
asset documents.
Applicability/Compliance:
Not applicable.
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the time frames or other
requirements established by the transaction agreements.
Applicability/Compliance:
Applicable.
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at

Regulation AB Reference
Servicing Criterion
least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets, including, for example,
phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or
unemployment).
Applicability/Compliance:
Not applicable.

Regulation AB Reference
Servicing Criterion
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool
asset documents.
Applicability/Compliance:
Not applicable.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as
escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction
agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents
and state laws; and (C) such funds were returned to the
obligor within 30 calendar days of full repayment of the
related pool asset, or such other number of days specified in the transaction agreements.
Applicability/Compliance:
Not applicable.
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or
insurance payments) are made on or before the related
penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days
prior to these dates, or such other number of days specified in the transaction agreements.
Applicability/Compliance:
Not applicable.
1122(d)(4)(xii)
Any late payment penalties in connection with any payment
to be made on behalf of an obligor are paid from the
servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
Applicability/Compliance:
Not applicable.
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted
within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.
Applicability/Compliance:
Not applicable.

Regulation AB Reference
Servicing Criterion
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible accounts are
recognized and recorded in accordance with the transaction
agreements.
Applicability/Compliance:
Not applicable.
1122(d)(4)(xv)
Any external enhancement or other support, identified in
Item 1114(a)(1) through (3) or Item 1115 of Regulation AB,
is maintained as set forth in the transaction agreements.
Applicability/Compliance:
Not applicable.

February 25, 2013

/s/ James Callahan
James Callahan, Executive Director

/s/ Don Simon
Don Simon, Chief Operating Officer

Exhibit A

Issuer

Platform and Public
Name of Securitization

Master Servicer
GS Mortgage Securities
Corporation II

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.

Wells Fargo
Commercial Mortgage
Securities, Inc.

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.

Deutsche Mortgage &
Asset Receiving
Corporation

UBS Commercial
Mortgage Securitization
Corp.

Wells Fargo
Commercial Mortgage
Securities, Inc.

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.

GS Mortgage Securities
Corporation II

Wells Fargo
Commercial Mortgage Pass-Through
Certificates Series 2011-GC5

J.P. Morgan Chase Commercial
Mortgage Securities Trust 2011-C5

Commercial Mortgage Pass-Through
Certificates Series 2012-C6

J.P. Morgan Chase Commercial
Mortgage Securities Trust 2012-C6
Commercial Mortgage Pass-Through
Certificates Series 2012-C-6

COMM 2012-CCRE1 Commercial
Mortgage Pass-Through Certificates

UBS-Barclays Commercial Mortgage
Trust 2012-C2, Commercial Mortgage
Pass-Through Certificates, Series
2012-C2

Commercial Mortgage Pass-Through
Certificates Series 2012-C8

J.P. Morgan Chase Commercial
Mortgage Securities Trust 2012-C8
Commercial Mortgage Pass-Through
Certificates Series 2012-C-8

Commercial Mortgage Pass-Through
Certificates Series 2012-GCJ9

Commercial Mortgage Pass-Through
Certificates Series 2012-C10
Wells Fargo Bank, National
Association

Midland Loan Services, a
division of PNC Bank, National
Association

Wells Fargo Bank, National
Association

Wells Fargo Bank, National
Association

Wells Fargo Bank, National
Association

Wells Fargo Bank, National
Association

Wells Fargo Bank, National
Association

Keycorp Real Estate Capital
Markets, Inc.

Wells Fargo Bank, National
Association

Wells Fargo Bank, National
Association

Commercial Mortgage
Securities, Inc.

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.

J.P. Morgan Chase Commercial
Mortgage Securities Trust 2012-LC9
Commercial Mortgage Pass-Through
Certificates Series 2012-LC9

Midland Loan Services, a
division of PNC Bank, National
Association